Exhibit 4

                      Series 2005-B Indenture Supplement


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                      DAIMLERCHRYSLER MASTER OWNER TRUST

                                   as Issuer

                                      and

                             THE BANK OF NEW YORK

                             as Indenture Trustee



                      SERIES 2005-B INDENTURE SUPPLEMENT

                           dated as of July 1, 2005

                                      to

                        AMENDED AND RESTATED INDENTURE

                         dated as of December 16, 2004





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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I
                      DEFINITIONS AND OTHER PROVISIONS OF
                              GENERAL APPLICATION

SECTION 1.01.    Definitions.................................................1
SECTION 1.02.    Governing Law..............................................12
SECTION 1.03.    Counterparts...............................................12
SECTION 1.04.    Ratification of Indenture..................................12

                                  ARTICLE II
                            THE SERIES 2005-B NOTES

SECTION 2.01.    Creation and Designation...................................12
SECTION 2.02.    Form of Delivery; Denominations............................12
SECTION 2.03.    Delivery and Payment.......................................13
SECTION 2.04.    Transfer Restrictions......................................13
SECTION 2.05.    Note Increases and Limited Redemptions;
                 Permanent Reduction of Maximum Dollar Principal
                 Amount.....................................................14
SECTION 2.06.    ERISA......................................................15

                                  ARTICLE III
                      ALLOCATIONS, DEPOSITS AND PAYMENTS

SECTION 3.01.    Allocations of Series 2005-B Available Interest
                 Amount.....................................................15
SECTION 3.02.    Amounts to be Treated as Series 2005-B Available
                 Interest Amount; Other Deposits to the Interest
                 Funding Account............................................16
SECTION 3.03.    Allocations of Reductions from Investor
                 Charge-Offs to the Overcollateralization Amount
                 and the Nominal Liquidation Amount of the Series
                 2005-B Notes...............................................16
SECTION 3.04.    Allocations of Reimbursements of Nominal
                 Liquidation Amount Deficit and
                 Overcollateralization Amount Deficit.......................17
SECTION 3.05.    Application of Series 2005-B Available Principal
                 Amount.....................................................17
SECTION 3.06.    Computation of Reductions to the Nominal
                 Liquidation Amount of the Series 2005-B Notes
                 and the Overcollateralization Amount from
                 Reallocations of Series 2005-B Available
                 Principal Amounts..........................................18
SECTION 3.07.    Targeted Deposits of Series 2005-B Available
                 Principal Amounts to the Principal Funding
                 Account....................................................18
SECTION 3.08.    Amounts to be Treated as Series 2005-B Available
                 Principal Amounts; Other Deposits to Principal
                 Funding Account............................................19
SECTION 3.09.    Withdrawals from Interest Funding Account..................19
SECTION 3.10.    Withdrawals from Principal Funding Account.................20
SECTION 3.11.    Limit on Repayment of the Series 2005-B Notes..............20


                                       i
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SECTION 3.12.    Calculation of Nominal Liquidation Amount of
                 Series 2005-B Notes and Overcollateralization
                 Amount.....................................................20
SECTION 3.13.    Netting of Deposits and Payments...........................22
SECTION 3.14.    Payments to Noteholders....................................22
SECTION 3.15.    Exercise of Put Feature; Sale of Receivables for
                 Accelerated Notes..........................................23
SECTION 3.16.    [Reserved].................................................25
SECTION 3.17.    Excess Available Interest Amounts Sharing..................25
SECTION 3.18.    Excess Available Principal Amounts Sharing;
                 Limited Redemption Amount Deposits.........................25
SECTION 3.19.    [Reserved].................................................26
SECTION 3.20.    Variable Accumulation Period...............................26
SECTION 3.21.    Payments to the Issuer.....................................27
SECTION 3.22.    Payment Instructions and Monthly Noteholders'
                 Report.....................................................27

                                  ARTICLE IV
                           EARLY REDEMPTION OF NOTES

SECTION 4.01.    Early Redemption Events....................................27

                                   ARTICLE V
                           ACCOUNTS AND INVESTMENTS

SECTION 5.01.    Accounts...................................................30

                                  ARTICLE VI
                              OPTIONAL REDEMPTION

SECTION 6.01.    Redemption Price...........................................31

                                  ARTICLE VII
                          ADDITIONAL ISSUER COVENANTS

SECTION 7.01.    Covenants..................................................31

                                   EXHIBITS

EXHIBIT A        FORM OF SERIES 2005-B NOTE
EXHIBIT B        FORM OF SERIES 2005-B SCHEDULE TO PAYMENT INSTRUCTIONS
EXHIBIT C        FORM OF SERIES 2005-B SCHEDULE TO MONTHLY NOTEHOLDERS'
                 STATEMENT
EXHIBIT D        FORM OF TRANSFEROR CERTIFICATION
EXHIBIT E        FORM OF INVESTMENT LETTER
EXHIBIT F        FORM OF RULE 144A LETTER

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                                      ii

            This SERIES 2005-B INDENTURE SUPPLEMENT (this "Indenture Supplement"), by and between DAIMLERCHRYSLER MASTER OWNER TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at c/o Chase Bank USA, National Association (formerly Chase Manhattan Bank USA, National Association), 500 Stanton Christiana Road, Newark, Delaware 19713, and THE BANK OF NEW YORK, a New York banking corporation (the "Indenture Trustee"), is made and entered into as of July 1, 2005.

            Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.


                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

            SECTION 1.01. Definitions. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture and, if not defined in the Indenture, have the meanings assigned to them in the Sale and Servicing Agreement;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (4) all references in this Indenture Supplement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

            (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

            (6) except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 2005-B Notes and no other Series of Notes issued by the Issuer;

            (7) "including" and words of similar import will be deemed to be followed by "without limitation"; and

            (8) "or" is not exclusive.

            "Accumulation Period" means, with respect to the Series 2005-B Notes, the period from and including the Accumulation Period Commencement Date to but excluding the earlier of (i) the Series 2005-B Termination Date and
(ii) the day on which an Early Redemption Period commences.

            "Accumulation Period Commencement Date" means February 1, 2007 or, if the Issuer, acting directly or through the Administrator, makes an election pursuant to Section 3.20, the later date selected by the Issuer pursuant to
Section 3.20.

            "Accumulation Period Length" means the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 2005-B Expected Principal Payment Date.

            "Adjusted Outstanding Dollar Principal Amount" means, with respect to the Series 2005-B Notes, the Outstanding Dollar Principal Amount of the Series 2005-B Notes less (i) any funds (other than investment earnings) in the Principal Funding Account and (ii) any amount (other than investment earnings) in the Excess Funding Account that is allocable to Series 2005-B.

            "Administrative Agent" means Barclays Bank PLC, in its capacity as such pursuant to the Note Purchase Agreement, and any successor thereto in such capacity.

            "Aggregate Series Available Interest Amount Shortfall" means the sum of the "Series Available Interest Amount Shortfalls" for all series of Notes (as such term is defined in each of the related Indenture Supplements).

            "Aggregate Series Available Principal Amount Shortfall" means the sum of the "Series Available Principal Amount Shortfalls" for all series of Notes (as such term is defined in the related Indenture Supplements).

            "applicable investment category" means "Aaa" or "P-1" in the case of Moody's and "AAA" or "A-1+" in the case of Standard & Poor's.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commercial Paper Notes" is defined in the Note Purchase
Agreement.

            "Controlled Accumulation Amount" means, with respect to any Payment Date relating to the Accumulation Period, an amount equal the Outstanding Dollar Principal Amount of the Series 2005-B Notes as of the Accumulation Period Commencement Date, divided by (ii) the Accumulation Period Length, in each case after giving effect to any extension of the Revolving Period pursuant to Section 3.20.

            "Controlled Deposit Amount" means, with respect to any Payment Date relating to the Accumulation Period, the excess of (i) the Controlled Accumulation Amount for such


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Payment Date over (ii) any funds in the Excess Funding Account that are allocable to Series 2005-B and will be deposited into the Principal Funding Account on such Payment Date.

            "CP Disruption Event" means an event that is deemed to have occurred on the date that the Issuer or the Servicer receives notice from a Purchaser or the Administrative Agent that such Purchaser is unable to raise, or is precluded or prohibited from raising, funds through the issuance of Commercial Paper Notes.

            "DaimlerChrysler" means DaimlerChrysler Corporation, a Delaware corporation, and its successors.

            "DCS" means DaimlerChrysler Services North America LLC, a Michigan limited liability company, and its successors and permitted assigns.

            "Dealer Overconcentration" is defined in the Sale and Servicing Agreement.

            "Defaulted Amount" is defined in the Sale and Servicing Agreement.

            "Determination Date" is defined in the Sale and Servicing
Agreement.

            "Early Redemption Event" means, with respect to the Series 2005-B Notes, the occurrence of any of the events specified in Section 1201 of the Indenture and Section 4.01 of this Indenture Supplement.

            "Early Redemption Period" means, with respect to the Series 2005-B Notes, the period from and including the date on which an Early Redemption Event occurs to but excluding the earlier of (i) the Series 2005-B Termination Date and (ii) if such Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences pursuant to Section 4.01.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Event of Default" is defined in Section 701 of the Indenture.

            "Excess Funding Account" is defined in Section 402(b) of the Indenture.

            "Incremental Overcollateralization Amount" means, at the time of determination, the product obtained by multiplying

            (i) a fraction, the numerator of which is the Series 2005-B Nominal Liquidation Amount (calculated without including the Incremental Overcollateralization Amount), and the denominator of which is the Pool Balance on the last day of the preceding Collection Period, by

            (ii)  the excess, if any, of:

                  (a) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables on that date over

                  (b) the aggregate amount of Ineligible Receivables and Receivables in Accounts containing Dealer Overconcentrations, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Issuer, unless any Insolvency Event relating to DCWR or the Servicer has occurred.

            "Indenture" means the Amended and Restated Indenture, dated as of December 16, 2004, between the Issuer and The Bank of New York, as Indenture Trustee, as amended, restated and supplemented from time to time.

            "Initial Cut-Off Date" is defined in the Sale and Servicing
Agreement.

            "Initial Dollar Principal Amount" means, with respect to the Series 2005-B Notes, $1,000,000,000.

            "Insolvency Event" means, with respect to any specified Person:

            (i) such Person shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or such Person shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or such Person shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or such Person shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

            (ii) any order for relief against such Person shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of such Person under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of such Person or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

            "Interest Collections" is defined in the Sale and Servicing
Agreement.


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


            "Interest Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

            "Interest Payment Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day. The initial Interest Payment Date is August 15, 2005.

            "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance
Date) to but excluding such current Interest Payment Date.

            "Investment Letter" is defined in Section 2.04(b).

            "Investor Charge-Off" means, with respect to any Payment Date, the aggregate amount, if any, by which the Series 2005-B Investor Default Amount, if any, for the preceding Monthly Period exceeds the Series 2005-B Available Interest Amount for such Payment Date available after giving effect to clauses
(a), (b) and (c) of Section 3.01.

            "Issuance Date" means July 6, 2005.

            "Legal Maturity Date" means the Interest Payment Date in July
2009.

            "Limited Redemption Amount" means, with respect to any Payment Date relating to a Limited Redemption Period, the sum of (i) the Limited Redemption Target Amount for such Payment Date, plus (ii) any Limited Redemption Target Amounts for prior Payment Dates relating to such Limited Redemption Period to the extent not previously deposited pursuant to Section 3.18(d), but in no case more than the Nominal Liquidation Amount of the Series 2005-B Notes (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series 2005-B Available Principal Amount on such date).

            "Limited Redemption Period" means, during the Revolving Period, a period beginning on the first calendar day of the first Collection Period specified in the notice delivered by the Issuer in accordance with Section 2.05(b) and ending upon the earliest to occur of (i) the day immediately preceding the commencement of an Early Redemption Period, (ii) the day immediately preceding the Accumulation Period Commencement Date and (iii) the last day of the Collection Period relating to the Payment Date in the applicable Limited Redemption Period on which the Limited Redemption Amount for each Payment Date in such Limited Redemption Period shall have been paid in full. For the avoidance of doubt, a Limited Redemption Period is part of the Revolving Period in which such Limited Redemption Period occurs and does not terminate or suspend, temporarily or otherwise, such Revolving Period.

            "Limited Redemption Target Amount" means, with respect to any Payment Date relating to a Limited Redemption Period, the amount specified as such for such Payment Date in the notice delivered by the Issuer in accordance with Section 2.05(b).

            "Maximum Dollar Principal Amount" means, with respect to the Series 2005-B Notes, $1,500,000,000, which amount shall be subject to reduction in accordance with Section 2.05(c).

            "Miscellaneous Payments" is defined in the Sale and Servicing Agreement.

            "Monthly Interest and Fees" means, with respect to the Series 2005-B Notes for any Payment Date, the amount determined pursuant to the Note Purchase Agreement. For the avoidance of doubt, Monthly Interest and Fees shall constitute the interest owed on the Series 2005-B Notes for purposes of the Transaction Documents.

            "Monthly Payment Rate" is defined in the Sale and Servicing
Agreement.

            "Monthly Period" is defined in the Indenture; provided, however, that, with respect to this Indenture Supplement, the first Monthly Period is the period beginning on the close of business on the Series 2005-B Cut-Off Date and ending on and including July 31, 2005. The Monthly Period is the same as the Collection Period.

            "Nominal Liquidation Amount of the Series 2005-B Notes" means, with respect to the Series 2005-B Notes, the amount calculated pursuant to
Section 3.12(a).

            "Nominal Liquidation Amount Deficit" means, with respect to the Series 2005-B Notes, the excess of (i) the Adjusted Outstanding Dollar Principal Amount of the Series 2005-B Notes over (ii) the Nominal Liquidation Amount of the Series 2005-B Notes.

            "Note Additional Amounts" means, with respect to the Series 2005-B Notes for any Payment Date, the amount determined pursuant to the Note Purchase Agreement.

            "Note Increase" is defined in Section 2.05(a).

            "Note Purchase Agreement" means the Note Purchase Agreement, dated as of July 6, 2005, among DCWR, as Seller, DCS, as Servicer, the Issuer, the Purchasers named therein and the Administrative Agent, as amended, restated and supplemented from time to time.

            "Note Rating Agency" means, with respect to the Series 2005-B Notes, each of Moody's and Standard & Poor's.

            "Outstanding Dollar Principal Amount" means, with respect to the Series 2005-B Notes at any time, an amount equal to (i) the Initial Dollar Principal Amount, plus (ii) the aggregate amount of any Note Increases, less
(iii) the aggregate amount of any withdrawals from the Principal Funding Account for payment of principal to the Series 2005-B Noteholders pursuant to
Section 3.10(a).

            "Overcollateralization Amount" means, with respect to the Series 2005-B Notes, the amount calculated pursuant to Section 3.12(b).

            "Overcollateralization Amount Deficit" means, with respect to the Series 2005-B Notes, the excess of (i) the aggregate of the reallocations and reductions made pursuant to


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


Sections 3.12(b)(ii)(C) and (D) over (ii) the aggregate amount of all reimbursements made pursuant to Section 3.12(b)(ii)(B).

            "Overcollateralization Percentage" means 9.89% (which, for the avoidance of doubt, is the percentage equivalent of a fraction, the numerator of which is 0.09 and the denominator of which is the excess of 1.00 over 0.09); provided that the Overcollateralization Percentage shall be 11.11% (which, for the avoidance of doubt, is the percentage equivalent of a fraction, the numerator of which is 0.1 and the denominator of which is the excess of 1.0 over 0.1) so long as the rating of the long-term unsecured debt of DaimlerChrysler AG is less than "BBB-" by Standard & Poor's.

            "Overconcentration Amount" is defined in the Sale and Servicing Agreement.

            "Owners" is defined in the Note Purchase Agreement.

            "Paying Agent" means, initially, the Indenture Trustee.

            "Payment Date" means, with respect to the Series 2005-B Notes, the Principal Payment Date or any Interest Payment Date.

            "PFA Earnings" means, with respect to each Payment Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

            "PFA Earnings Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the PFA Earnings Target for such Payment Date over
(ii) the PFA Earnings for such Payment Date.

            "PFA Earnings Target" means, with respect to any Payment Date, with respect to any amount on deposit in the Principal Funding Account, the Dollar amount of interest that would have accrued on such amount for the period from and including the preceding Payment Date to but excluding such Payment Date if such amount had borne interest at the related Series 2005-B
Note Interest Rate.

            "Primary Overcollateralization Amount" means, with respect to the Series 2005-B Notes, the amount calculated pursuant to Sections 3.12(b)(ii)(A) through (D), except that the initial Primary Overcollateralization Amount is $98,901,099, which is the product of (i) the Overcollateralization Percentage and (ii) the Nominal Liquidation Amount of the Series 2005-B Notes at the Issuance Date.

            "Principal Collections" is defined in the Sale and Servicing Agreement.

            "Principal Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

            "Principal Payment Date" means, with respect to the Series 2005-B Notes, (i) the Series 2005-B Expected Principal Payment Date or (ii) upon the acceleration of the Series

2005-B Notes following an Event of Default or the occurrence of an Early Redemption Event, each Interest Payment Date occurring after such acceleration or Early Redemption Event or (iii) upon a limited redemption of the Series 2005-B Notes pursuant to Section 2.05(b), the Interest Payment Dates relating to the applicable Limited Redemption Period.

            "Purchasers" with respect to the Series 2005-B Notes is defined in the Note Purchase Agreement.

            "Put Feature" means, with respect to the Series 2005-B Notes, the right of the Holders to put the Series 2005-B Notes to the Issuer upon satisfaction of the conditions set forth in Section 3.15(a) and receive the amounts specified in Section 3.15(a).

            "Receivables Purchase Agreement" means the Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2004, between DCS, as seller, and DCWR, as buyer, as amended, restated and supplemented from time to time.

            "Receivables Sales Proceeds" means, with respect to the Series 2005-B Notes, the proceeds of the sale of Receivables with respect to such series of Notes pursuant to Section 3.15. Receivables Sales Proceeds do not constitute Principal Collections.

            "Record Date" means, with respect to the Series 2005-B Notes for any Payment Date, the last day of the calendar month ending before such Payment Date.

            "Required Primary Overcollateralization Amount" means, with respect to any Payment Date, the product of (i) the Overcollateralization Percentage and (ii) the Nominal Liquidation Amount of the Series 2005-B Notes calculated after giving effect to allocations, deposits and payments to be made on such Payment Date but without giving effect to the reductions in Sections 3.12(a)(ii)(C) and (D) and the reimbursements in Section 3.12(a)(ii)(B).

            "Revolving Period" means, with respect to the Series 2005-B Notes, the period from the close of business on the Series 2005-B Cut-Off Date to but excluding the earlier of (i) the Accumulation Period Commencement Date and
(ii) the day on which an Early Redemption Period commences. The Revolving Period, however, may recommence upon the termination of an Early Redemption Period pursuant to Section 4.01.

            "Rule 144A Letter" is defined in Section 2.04(b).

            "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of December 16, 2004, among DCWR, as Seller, DCS, as Servicer, and the Issuer, as amended, restated and supplemented from time to time.

            "Series 2005-B Account" is defined in Section 5.01(a).

            "Series 2005-B Available Amount" means, with respect to any Payment Date, the sum of the Series 2005-B Available Interest Amount and the Series 2005-B Available Principal Amount for such Payment Date.

            "Series 2005-B Available Interest Amount" means, with respect to any Payment Date, the sum of (a) the Interest Collections with respect to the preceding Collection Period that are allocated to Series 2005-B pursuant to
Section 501 of the Indenture and (b) any amounts to be treated as part of the Series 2005-B Available Interest Amount pursuant to Section 3.02(a).

            "Series 2005-B Available Interest Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Sections 3.01(a) through (f) for such Payment Date over (ii) the Series 2005-B Available Interest Amount (excluding amounts to be treated as part of the Series 2005-B Available Interest Amount pursuant to Section 3.17(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2005-B Available Interest Amount Shortfall if the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

            "Series 2005-B Available Principal Amount" means, with respect to any Payment Date, the sum of (a) the Principal Collections with respect to the preceding Collection Period that are allocated to Series 2005-B pursuant to
Section 502 of the Indenture, (b) any amounts to be treated as part of the Series 2005-B Available Principal Amount pursuant to Section 3.01(d), 3.01(e) or 3.18(a) and (c) the Series 2005-B Miscellaneous Payments with respect to such Payment Date.

            "Series 2005-B Available Principal Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Section 3.07 over (ii) the Series 2005-B Available Principal Amount (excluding amounts to be treated as part of the Series 2005-B Available Principal Amount pursuant to Section 3.18(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2005-B Available Principal Amount Shortfall if the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

            "Series 2005-B Cut-Off Date" means June 30, 2005.

            "Series 2005-B EFA Earnings" means, with respect to each Payment Date, the amount of investment earnings on funds in the Excess Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Payment Date to but excluding such Payment Date that is allocable to the Series 2005-B Notes pursuant to Section 4.06(c) of the Sale and Servicing Agreement.

            "Series 2005-B Expected Principal Payment Date" means the Interest Payment Date in July 2007.

            "Series 2005-B Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2005-B Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the July 2005 Collection Period, the Series 2005-B Floating Allocation Percentage shall be the percentage equivalent of a fraction, the numerator of which is the Series 2005-B Nominal Liquidation Amount on the Issuance Date and the denominator of which is the Pool Balance on the Series 2005-B Cut-Off Date; provided, further, that, with respect to that portion of any Collection Period that comes after the date on which the Series 2005-B Noteholders have funded a Note Increase pursuant to Section 2.05(a), the Series 2005-B Floating Allocation Percentage shall reset for such portion of the Collection Period using the Series 2005-B Nominal Liquidation Amount as of the close of business on the date of such Note Increase.

            "Series 2005-B Investor Default Amount" means, with respect to any Payment Date, the product of the Defaulted Amount with respect to the immediately preceding Collection Period and the Series 2005-B Floating Allocation Percentage for such Collection Period.

            "Series 2005-B Miscellaneous Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2005-B Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period (or the Issuance Date in the case of the first Collection Period) and the denominator of which is the sum of the series nominal liquidation amounts for all outstanding series of Notes (including Series 2005-B) as of such last day.

            "Series 2005-B Miscellaneous Payments" means, with respect to any Payment Date, the product of the Miscellaneous Payments with respect to the immediately preceding Collection Period and the Series 2005-B Miscellaneous Allocation Percentage for such Collection Period.

            "Series 2005-B Nominal Liquidation Amount" means, at the time of determination, the amount equal to the sum of (i) the Nominal Liquidation Amount of the Series 2005-B Notes at such time and (ii) the Overcollateralization Amount at such time. The initial Series 2005-B Nominal Liquidation Amount is $1,098,901,099.

            "Series 2005-B Note Interest Rate" means, with respect to any Interest Period, a rate per annum equal to (i) the Monthly Interest and Fees for such Interest Period, times (ii) a fraction, (A) the numerator of which is 360 and (B) the denominator of which is the product of the actual number of days in such Interest Period, times the daily weighted average of the Outstanding Dollar Principal Amount of the Series 2005-B Notes during such Interest Period.

            "Series 2005-B Noteholder" means a Person in whose name a Series 2005-B Note is registered in the Note Register.

            "Series 2005-B Note" means any of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A hereto.

            "Series 2005-B Principal Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2005-B Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period (or, if the Accumulation Period or Early Redemption Period has commenced, as of the last day of the Collection Period immediately preceding the commencement of the Accumulation Period or Early Redemption Period) and the denominator of which is the greater of (i) the Pool Balance as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the percentages for allocating Principal Collections to all outstanding series of notes (including the Series 2005-B Notes) for such Collection Period; provided, however, that, with respect to the July 2005 Collection Period, the Series 2005-B Principal Allocation Percentage shall be the percentage equivalent of a fraction, the numerator of which is the Series 2005-B Nominal Liquidation Amount on the Issuance Date and the denominator of which is the Pool Balance on the Series 2005-B Cut-Off Date; provided, further, that, with respect to that portion of any Collection Period that comes after the date on which any early redemption event (in respect of which the early redemption period is not terminated and the revolving period recommenced) in respect of a series of Notes occurs, the Series 2005-B Principal Allocation Percentage shall reset for such portion of the Collection Period using the greater of (i) the Pool Balance as of the close of business on the date on which the early redemption event occurs and (ii) the sum of the numerators used to calculate the percentages for allocating Principal Collections to all outstanding series of notes (including the Series 2005-B Notes) for such portion of the Collection Period; provided, further, that, with respect to that portion of any Collection Period that comes after the date on which the Series 2005-B Noteholders have funded a Note Increase pursuant to Section 2.05(a), the Series 2005-B Principal Allocation Percentage shall reset for such portion of the Collection Period using the Series 2005-B Nominal Liquidation Amount as of the close of business on the date of such
Note Increase.

            "Series 2005-B Servicing Fee" means, with respect to any Payment Date, the portion of the Servicing Fee for such Payment Date allocable to the Series 2005-B Notes in an amount equal to the product of (i) the Monthly Servicing Fee Rate and (ii) the daily weighted average of the Series 2005-B Nominal Liquidation Amount during the immediately preceding Collection Period.

            "Series 2005-B Termination Date" means the earliest to occur of
(i) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Series 2005-B Notes is reduced to zero (it being understood, however, that any such reduction to zero during the Revolving Period due solely to a limited redemption of the Series 2005-B Notes pursuant to Section 2.05(b) shall not result in a Series 2005-B Termination Date), (ii) the Legal Maturity Date and (iii) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

            "Shared Excess Available Interest Amount" means, with respect to any Payment Date with respect to any series of Notes, either (i) the Series 2005-B Available Interest Amount for such Payment Date available after application in accordance with Sections 3.01(a) through (f) or (ii) the amounts allocated to the Notes of other series that the applicable Indenture Supplements for such series specify are to be treated as "Shared Excess Available Interest Amount."

            "Shared Excess Available Principal Amount" means, with respect to any Payment Date and any series of Notes, either (i) the Series 2005-B Available Principal Amount for such Payment Date applied as Shared Excess Available Principal Amount in accordance with Section 3.05 or (ii) the amounts allocated to the Notes of other series that the Indenture

Supplements for such series specify are to be treated as "Shared Excess Available Principal Amount."

            "Stated Principal Amount" means, with respect to the Series 2005-B Notes, the Outstanding Dollar Principal Amount of the Series 2005-B Notes.

            "Transaction Documents" is defined in Section 7.01(a).

            "Transferor Certification" is defined in Section 2.04(b).

            SECTION 1.02. Governing Law. THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 1.03. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

            SECTION 1.04. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.


                                  ARTICLE II

                            THE SERIES 2005-B NOTES

            SECTION 2.01.  Creation and Designation.

            (a) There is hereby created a series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "DaimlerChrysler Master Owner Trust Variable Funding Auto Dealer Loan Asset Backed Notes, Series 2005-B" or the "Series 2005-B Notes." The Series 2005-B Notes will be issued in one class.

            (b) The Series 2005-B Notes shall not be subordinated to any other series of Notes.

            SECTION 2.02.  Form of Delivery; Denominations.

            (a) The Series 2005-B Notes, upon original issuance, shall be delivered in the form of definitive Notes and Registered Notes as provided in Sections 202 and 301(g) of the Indenture, respectively, and shall be sold to the initial Purchasers pursuant to the Note Purchase Agreement. The Series 2005-B Notes shall not constitute Global Notes, Bearer Notes or Discount Notes within the meaning of the Indenture.

            (b) The Series 2005-B Notes will be issued in denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.

            SECTION 2.03. Delivery and Payment. The Issuer shall execute and deliver the Series 2005-B Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2005-B Notes when authenticated, each in accordance with Section 303 of the Indenture. All proceeds from the issuance and sale of the Series 2005-B Notes shall be distributed by the Issuer in respect of the Seller's Certificates pursuant to the Trust Agreement.

            SECTION 2.04.  Transfer Restrictions.

            (a) The Series 2005-B Notes have not been registered under the Securities Act or any state securities law and will not be listed on any exchange. Neither the Issuer nor the Indenture Trustee is obligated to register the Series 2005-B Notes under the Securities Act or any other securities or "blue sky" laws or to take any other action not otherwise required under the Indenture or this Indenture Supplement to permit the transfer of the Series 2005-B Notes without registration or to list the Series 2005-B Notes on any exchange.

            (b) Notwithstanding anything to the contrary in Section 305(i) of the Indenture, no transfer of any Series 2005-B Note or any interest therein (including, without limitation, by pledge or hypothecation) after the Issuance Date shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that any such transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Issuer, the Indenture Trustee and the Note Registrar in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit D hereto (the "Transferor Certification") and either Exhibit E hereto (the "Investment Letter") or Exhibit F hereto (the "Rule 144A Letter"), as applicable; provided, however, that, except in the case of a transfer as to which the proposed transferee has provided an Investment Letter or a Rule 144A Letter, there shall also be delivered to the Issuer, the Indenture Trustee and the Note Registrar an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Issuer, the Indenture Trustee or the Note Registrar; provided, further, that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Issuer shall provide to any Holder of a Series 2005-B Note and any prospective transferee designated by any such Holder, information regarding the Series 2005-B Notes and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) under the Securities Act for transfer of any such Series 2005-B Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Series 2005-B Note desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Issuer, the Indenture Trustee or the Note

Registrar, as applicable, shall cause each Series 2005-B Note to contain a legend in the form set forth on the form of the Series 2005-B Notes attached hereto as Exhibit A.

            SECTION 2.05. Note Increases and Limited Redemptions; Permanent Reduction of Maximum Dollar Principal Amount.

            (a) By acceptance of the Series 2005-B Notes, the Series 2005-B Noteholders agree that the Issuer may from time to time request, during the Revolving Period and upon four Business Days' (or such shorter amount of time agreed to by the Series 2005-B Noteholders) prior irrevocable notice to the Series 2005-B Noteholders, the Indenture Trustee and the Servicer in substantially the form attached as Exhibit B to the Note Purchase Agreement, that the Series 2005-B Noteholders will fund an increase in the Outstanding Dollar Principal Amount of the Series 2005-B Notes in the specified amounts (each such increase, a "Note Increase"); provided, however, that any applicable conditions precedent set forth in Sections 2.1 and 3.2 of the Note Purchase Agreement shall have been satisfied or waived as provided therein. The Series 2005-B Noteholders shall fund each Note Increase by payment, in same day funds, to the Issuer of the amount of such Note Increase in accordance with the payment instructions specified in the notice delivered with respect thereto.

            (b) The Issuer may from time to time at its sole discretion cause a Limited Redemption Period to commence for one or more Collection Periods during the Revolving Period by delivering to the Series 2005-B Noteholders, the Indenture Trustee and the Servicer written notice at least two Business Days prior to the first Business Day on which such Limited Redemption Period is scheduled to commence, which notice shall specify the Payment Dates relating to such Limited Redemption Period and the Limited Redemption Target Amount for each such Payment Date; provided, however, that the Limited Redemption Target Amount for each such Payment Date shall be in an amount equal to $1,000,000 or any multiple of $500,000 in excess thereof (unless the Series 2005-B Noteholders shall otherwise consent thereto); provided, further, that the Issuer may not cause a Limited Redemption Period to commence unless, in the reasonable belief of the Issuer, no Early Redemption Event would result from such Limited Redemption Period. For the avoidance of doubt, the first Payment Date with respect to any Limited Redemption Period shall be the Payment Date in the Collection Period immediately following the initial Collection Period in such Limited Redemption Period. The Limited Redemption Amount for each Payment Date shall be paid in accordance with Section 3.18(d) solely from any remaining Excess Available Principal Amounts to be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to Section 4.06(b)(ii) of the Sale and Servicing Agreement. Notwithstanding anything herein or in the Indenture to the contrary, no reduction of the Outstanding Dollar Principal Amount of the Series 2005-B Notes pursuant to this Section 2.05(b) shall limit the ability of the Issuer to subsequently increase the Outstanding Dollar Principal Amount of the Series 2005-B Notes pursuant to Section 2.05(a).

            (c) The Issuer may on any Business Day permanently reduce the Maximum Dollar Principal Amount of the Series 2005-B Notes if the following conditions are met: (i) after giving effect to such reduction, the Maximum Dollar Principal Amount would not be less than the Outstanding Dollar Principal Amount of the Series 2005-B Notes on the date of such reduction (after giving effect to all Note Increases pursuant to Section 2.05(a) on such date and all principal payments made in respect of the Series 2005-B Notes on such date) and (ii) the conditions precedent specified in Section 2.2 of the Note Purchase Agreement have been met. In order to effect a reduction of the Maximum Dollar Principal Amount pursuant to this Section 2.05(c), the Issuer shall deliver to the Administrative Agent, the Servicer and the Indenture Trustee at least 30 days (or such shorter period to which such parties may agree) prior to such reduction a written notice executed by the Issuer specifying the decrease in the Maximum Dollar Principal Amount, the date on which such decrease is to become effective and the Outstanding Dollar Principal Amount of the Series 2005-B Notes on such date (after giving effect to all Note Increases pursuant to Section 2.05(a) on such date and all principal payments made in respect of the Series 2005-B Notes on such date). Upon the date specified in such notice, if the conditions set forth in this Section 2.05(c) have been met, the Maximum Dollar Principal Amount of the Series 2005-B Notes shall be reduced by the amount specified in such notice.

            SECTION 2.06. ERISA. By accepting an interest in a Series 2005-B Note, each owner or holder of such interest shall be deemed to represent that either (a) it is not acquiring such interest with the assets of an "employee benefit plan" subject to ERISA, a "plan" described in section 4975(e)(1) of the Code, an entity deemed to hold "plan assets" of any of the foregoing by reason of investment by an "employee benefit plan" or "plan" in such entity, or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or (b) its purchase and holding of such interest will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law).


                                  ARTICLE III

                      ALLOCATIONS, DEPOSITS AND PAYMENTS

            SECTION 3.01. Allocations of Series 2005-B Available Interest Amount. On each Payment Date, the Indenture Trustee will apply the Series 2005-B Available Interest Amount as follows:

            (a) first, if neither DCS nor any of its Affiliates is the Servicer, to pay the Series 2005-B Servicing Fee, plus any previously due and unpaid Series 2005-B Servicing Fee (to the extent it has not been waived by the Servicer for such Payment Date) to the Servicer;

            (b) second, to deposit to the Interest Funding Account, an amount equal to the sum of (x) the Monthly Interest and Fees for such Payment Date, plus (y) any previously due and unpaid Monthly Interest and Fees, together with interest at the Series 2005-B Note Interest Rate on such delinquent amount, to the extent permitted by applicable law;

            (c) third, if DCS or any of its Affiliates is the Servicer, to pay the Series 2005-B Servicing Fee, plus any previously due and unpaid Series 2005-B Servicing Fee (to the extent it has not been waived by the Servicer for such Payment Date) to the Servicer;

            (d) fourth, to be treated as part of the Series 2005-B Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the Series 2005-B Investor Default Amount, if any, for the preceding Monthly Period;

            (e) fifth, to be treated as part of the Series 2005-B Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the sum of (x) the Nominal Liquidation Amount Deficit, if any, and
(y) the Overcollateralization Amount Deficit, if any;

            (f) sixth, to deposit to the Interest Funding Account, an amount equal to the sum of (x) the Note Additional Amounts for such Payment Date, plus (y) any previously due and unpaid Note Additional Amounts;

            (g) seventh, to pay to the Servicer any previously due and unpaid Series 2005-B Servicing Fee that had been waived by the Servicer in its sole discretion, with the remaining Series 2005-B Available Interest Amount to be treated as Shared Excess Available Interest Amount for application in accordance with Section 3.17; and

            (h) eighth, to the Issuer for distribution in respect of the Seller's Certificates pursuant to the Trust Agreement.

            SECTION 3.02. Amounts to be Treated as Series 2005-B Available Interest Amount; Other Deposits to the Interest Funding Account. The following deposits and payments will be made on the following dates:

            (a) Amounts to be Treated as Series 2005-B Available Interest Amount. In addition to the Interest Collections allocated to Series 2005-B pursuant to Section 501 of the Indenture, the following amounts shall be treated as part of the Series 2005-B Available Interest Amount for application in accordance with this Article III:

            (i) PFA Earnings Shortfall. The PFA Earnings Shortfall, to the extent funded pursuant to Section 4.04(d) of the Sale and Servicing Agreement, will be treated as part of the Series 2005-B Available Interest Amount for the related Payment Date.

            (ii) Account Earnings. Any PFA Earnings and any Series 2005-B EFA Earnings for any Payment Date will be treated as part of the Series 2005-B Available Interest Amount for such Payment Date.

            (iii) Shared Excess Available Interest Amounts. Any Shared Excess Available Interest Amounts allocable to Series 2005-B will be treated as part of the Series 2005-B Available Interest Amount pursuant to Section 3.17(a).

            (b) Receivables Sales Proceeds. Receivables Sales Proceeds received by the Issuer pursuant to Section 3.15(c)(ii) for the Series 2005-B Notes will be deposited into the Interest Funding Account on the date of receipt by the Issuer.

            SECTION 3.03. Allocations of Reductions from Investor Charge-Offs to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series 2005-B Notes. On each Payment Date when there is an Investor Charge-Off with respect to the related Monthly Period, such Investor Charge-Off will be allocated on that date to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series 2005-B Notes as set forth in this Section 3.03.

            (a) First, the amount of such Investor Charge-Off will be allocated to the Overcollateralization Amount in an amount equal to lesser of
(i) such Investor Charge-Off and (ii) the Overcollateralization Amount (computed prior to giving effect to such Investor Charge-Off and any reallocation of Series 2005-B Available Principal Amount on such date). In such case, the Overcollateralization Amount will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Overcollateralization Amount pursuant to this clause (a); provided, however, that no such allocation will reduce the Overcollateralization Amount below zero.

            (b) Second, the amount of such Investor Charge-Off remaining after giving effect to clause (a) above will be allocated to the Series 2005-B Notes in an amount equal to the lesser of (i) the excess, if any, of the Investor Charge-Off for such Monthly Period over the amount of the reduction of the Overcollateralization Amount pursuant to clause (a) above and (ii) the Nominal Liquidation Amount of the Series 2005-B Notes (computed prior to giving effect to such Investor Charge-Off and any reallocations of Series 2005-B Available Principal Amount on such date). In such case, the Nominal Liquidation Amount of the Series 2005-B Notes will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Series 2005-B Notes pursuant to this clause (b); provided, however, that no such allocation will reduce the Nominal Liquidation Amount of the Series 2005-B Notes below zero.

            SECTION 3.04. Allocations of Reimbursements of Nominal Liquidation Amount Deficit and Overcollateralization Amount Deficit. If, as of any Payment Date, there is any Series 2005-B Available Interest Amount available pursuant to Section 3.01(e) to reimburse any Nominal Liquidation Amount Deficit or Overcollateralization Amount Deficit as of such Payment Date, such funds will be allocated as follows:

            (a) first, to the Nominal Liquidation Amount of the Series 2005-B Notes, but in no event will the Nominal Liquidation Amount of the Series 2005-B Notes be increased above the Adjusted Outstanding Dollar Principal Amount of the Series 2005-B Notes; and

            (b) second, to the Overcollateralization Amount, but in no event will the Overcollateralization Amount be increased above the Overcollateralization Amount calculated as if there had been no reduction of the Overcollateralization Amount pursuant to Section 3.03 or 3.06.

            SECTION 3.05. Application of Series 2005-B Available Principal Amount. On each Payment Date, the Indenture Trustee will apply the Series 2005-B Available Principal Amount as follows:

            (a) first, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to Section 3.01(b), the Series 2005-B Notes have not received the full amount targeted to be deposited pursuant to
Section 3.01(b) with respect to that Payment Date, then the Series 2005-B Available Principal Amount will be allocated to the Interest Funding Account in an amount equal to the lesser of the following amounts:

            (i) the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account; and

            (ii) the Series 2005-B Nominal Liquidation Amount (determined after giving effect to the application of the Investor Charge-Off pursuant to Section 3.03);

            (b) second, if Series 2005-B is in its Accumulation Period or an Early Redemption Period, (i) any remaining Series 2005-B Available Principal Amount (after giving effect to clause (a)) will be applied to make the targeted deposit to the Principal Funding Account pursuant to Section 3.07 and
(ii) any remaining Series 2005-B Available Principal Amount (after giving effect to clause (i)) will be treated as Shared Excess Available Principal Amount for application in accordance with Section 3.18;

            (c) third, if Series 2005-B is not in its Accumulation Period or an Early Redemption Period, any remaining Series 2005-B Available Principal Amount (after giving effect to clauses (a) and (b) above) will be treated as Shared Excess Available Principal Amount for application in accordance with
Section 3.18; and

            (d) fourth, if the Outstanding Dollar Principal Amount of the Series 2005-B Notes has been reduced to zero on or before such Payment Date, the remaining Series 2005-B Available Principal Amount (after giving effect to clauses (a), (b) and (c)) shall be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to the Trust Agreement.

            SECTION 3.06. Computation of Reductions to the Nominal Liquidation Amount of the Series 2005-B Notes and the Overcollateralization Amount from Reallocations of Series 2005-B Available Principal Amounts.

            (a) Each reallocation of a portion of the Series 2005-B Available Principal Amount that is deposited to the Interest Funding Account pursuant to
Section 3.05(a) will reduce the Overcollateralization Amount; provided, however, that such reduction shall not exceed the Overcollateralization Amount (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

            (b) Each reallocation of a portion of the Series 2005-B Available Principal Amount that is deposited to the Interest Funding Account pursuant to
Section 3.05(a) in excess of the amounts applied pursuant to clause (a) above that reduce the Overcollateralization Amount to zero will reduce the Nominal Liquidation Amount of the Series 2005-B Notes; provided, however, that the amount of such reduction shall not exceed the Nominal Liquidation Amount of the Series 2005-B Notes (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

            SECTION 3.07. Targeted Deposits of Series 2005-B Available Principal Amounts to the Principal Funding Account. the Series 2005-B Available Principal Amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment Date will be (i) the amount determined pursuant to clause (a) or (b) below for such Payment Date, as applicable, or if more than one such clause is applicable, the higher amount determined pursuant to either of such clauses, plus (ii) any targeted deposit pursuant to clause (i) for any prior Payment Date to the extent not previously deposited, but in no case more than the Nominal Liquidation Amount of the Series 2005-B Notes (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series 2005-B Available Principal Amount on such date).

            (a) Controlled Accumulation Period. Subject to Section 3.07(b), with respect to each Payment Date relating to the Accumulation Period (including, without limitation, the Series 2005-B Expected Principal Payment
Date), the targeted deposit to be made into the Principal Funding Account shall be the Controlled Deposit Amount for such Payment Date.

            (b) Event of Default, Early Redemption Event, Other Optional or Mandatory Redemption. If the Series 2005-B Notes have been accelerated during a Monthly Period after the occurrence of an Event of Default, or if an Early Redemption Event with respect to the Series 2005-B Notes occurs during a Monthly Period, or with respect to the Monthly Period immediately preceding any other date fixed for any other optional or mandatory redemption of the Series 2005-B Notes, the targeted deposit for the Series 2005-B Notes with respect to the Payment Date following such Monthly Period and each following Payment Date shall equal the Nominal Liquidation Amount of the Series 2005-B Notes as of the close of business on the last day of the preceding Monthly Period (taking into effect any reallocations on the following Payment Date).

            SECTION 3.08. Amounts to be Treated as Series 2005-B Available Principal Amounts; Other Deposits to Principal Funding Account. The following deposits and payments will be made on the following dates:

            (a) Amounts to be Treated as Series 2005-B Available Principal Amount. In addition to the Principal Collections allocated to the Series 2005-B pursuant to Section 502 of the Indenture and any Series 2005-B Miscellaneous Payments, any portion of the Series 2005-B Available Interest Amount that is allocated pursuant to Section 3.01(d) or 3.01(e) shall be treated as part of the Series 2005-B Available Principal Amount for application in accordance with Section 3.05.

            (b) Receivables Sale Proceeds. Receivables Sales Proceeds applied pursuant to Section 3.15(c)(i) for the Series 2005-B Notes will be deposited into the Principal Funding Account on the date of receipt by the Indenture Trustee.

            (c) Withdrawals from Excess Funding Account. Any withdrawal from the Excess Funding Account pursuant to Section 4.06(d) of the Sale and Servicing Agreement that is allocable to Series 2005-B will be deposited into the Principal Funding Account on such date of withdrawal by the Indenture Trustee.

            SECTION 3.09. Withdrawals from Interest Funding Account. Withdrawals made pursuant to this Section 3.09 with respect to the Series 2005-B Notes will be made from the interest funding account only after all allocations and reallocations have been made pursuant to Sections 3.02 and
3.05. Such withdrawals will be limited to the amount then on deposit in the Interest Funding Account.

            (a) Withdrawals for Series 2005-B Notes. On each Interest Payment Date, any amount on deposit in the Interest Funding Account for the Series 2005-B Notes shall be paid to the Paying Agent.

            (b) Payment to the Issuer. After payment in full of the Series 2005-B Notes, any amount remaining on deposit in the Interest Funding Account will be paid to the Issuer.

            If the aggregate amount available for withdrawal from the Interest Funding Account is less than all withdrawals required to be made from the Interest Funding Account, then the aggregate amount on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the respective amounts of the withdrawals required to be made.

            SECTION 3.10. Withdrawals from Principal Funding Account. Withdrawals made pursuant to this Section 3.10 with respect to the Series 2005-B Notes will be made from the Principal Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.05, 3.07,
3.08 and 3.18(d). In no event will the amount of the withdrawal be more than the amount then on deposit in the Principal Funding Account.

            (a) Withdrawals for the Series 2005-B Notes. On each Principal Payment Date, any amount on deposit in the Principal Funding Account shall be paid to the Paying Agent.

            (b) Payment to the Issuer. Upon payment in full of the Series 2005-B Notes, any remaining amount on deposit in the Principal Funding Account will be paid to the Issuer.

            If the aggregate amount available for withdrawal from the Principal Funding Account is less than all withdrawals required to be made from that Principal Funding Account, then the amounts on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the amounts of the respective withdrawals required to be made.

            SECTION 3.11. Limit on Repayment of the Series 2005-B Notes. No amounts on deposit in the Principal Funding Account will be applied to pay principal of the Series 2005-B notes in excess of the Outstanding Dollar Principal Amount of the Series 2005-B Notes.

            SECTION 3.12. Calculation of Nominal Liquidation Amount of Series 2005-B Notes and Overcollateralization Amount.

            (a) On or prior to each Payment Date the Issuer shall calculate the Nominal Liquidation Amount of the Series 2005-B Notes, which shall be the following amount:

            (i) as of the Issuance Date, the Initial Dollar Principal Amount of the Series 2005-B Notes; and

            (ii) thereafter, an amount equal to, without duplication:

                  (A) the Nominal Liquidation Amount of the Series 2005-B
            Notes immediately after the prior date of determination; plus

                  (B) the share of all reimbursements of the Nominal
            Liquidation Amount Deficit pursuant to Section 3.01(e) that is allocated to the Nominal Liquidation Amount of the Series 2005-B Notes pursuant to Section 3.04(a) since the prior date of determination; minus

                  (C) the share of all reallocations of the Series 2005-B
            Available Principal Amount pursuant to Section 3.05(a) that is allocated to the Nominal Liquidation Amount of the Series 2005-B Notes pursuant to Section 3.06(b) since the prior date of determination; minus

                  (D) the amount of the reduction of the Nominal Liquidation
            Amount of the Series 2005-B Notes resulting from an allocation of an Investor Charge-Off pursuant to Section 3.03(b) since the prior date of determination; minus

                  (E) the amount (other than investment earnings) deposited in the Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination; minus

                  (F) the amount (other than investment earnings) deposited
            into the Excess Funding Account since the prior date of determination in connection with a reduction in Principal Receivables that is allocable to Series 2005-B; plus

                  (G) the amount (other than investment earnings) withdrawn
            from the Excess Funding Account since the prior date of determination in connection with the purchase of additional Principal Receivables that is allocable to Series 2005-B; plus

                  (H) the aggregate amount of any Note Increases funded by the
            Series 2005-B Noteholders pursuant to Section 2.05(a) since the prior date of determination;

provided, however, that (1) the Nominal Liquidation Amount of the Series 2005-B Notes may never be less than zero, (2) the Nominal Liquidation Amount of the Series 2005-B Notes may never be greater than the Adjusted Outstanding Dollar Principal Amount of the Series 2005-B Notes and (3) if the Series 2005-B Notes have caused a sale of Receivables pursuant to Section 3.15, then the Nominal Liquidation Amount of the Series 2005-B Notes will be zero.

            (b) On or prior to each Payment Date the Issuer shall calculate the Overcollateralization Amount, which shall be the following amount:

            (i) as of the Issuance Date, $98,901,099; and

            (ii) thereafter, an amount equal to, without duplication:

                  (A) the product of (i) the Overcollateralization Percentage times (ii) the Nominal Liquidation Amount of the Series 2005-B Notes calculated after giving effect to allocations, deposits and payments to be made on such Payment Date; provided, however, that if an Early Redemption Period has commenced and the Revolving Period has not recommenced, the amount referred to in clause (ii) shall be the Nominal Liquidation Amount of the Series 2005-B Notes at the commencement of that Early Redemption Period; plus

                  (B) the aggregate amount of all reimbursements of the
            Overcollateralization Amount Deficit pursuant to Section 3.01(e) that have been allocated to the Overcollateralization Amount pursuant to Section 3.04(b) since the Issuance Date; minus

                  (C) the aggregate amount of all reallocations of the Series
            2005-B Available Principal Amount pursuant to Section 3.05(a) that have been allocated to the Overcollateralization Amount pursuant to Section 3.06(a) since the Issuance Date; minus

                  (D) the aggregate amount of all reductions of the
            Overcollateralization Amount resulting from an allocation of Investor Charge-Offs to the Overcollateralization Amount pursuant to Section 3.03(a) since the Issuance Date; plus

                  (E) the Incremental Overcollateralization Amount;

provided, however, that the Overcollateralization Amount shall never be less than zero and, after the Outstanding Dollar Principal Amount of the Series 2005-B Notes has been reduced to zero, the Overcollateralization Amount shall be zero.

            SECTION 3.13. Netting of Deposits and Payments. The Issuer, in its sole discretion, may make all deposits to the Interest Funding Account and the Principal Funding Account pursuant to Sections 3.01, 3.07 and 3.18(d) with respect to any Payment Date net of, and after giving effect to, (a) all reallocations to be made pursuant to Section 3.07 and (b) all payments to the Issuer pursuant to Section 3.05.

            SECTION 3.14.  Payments to Noteholders.

            (a) On each Payment Date, the Paying Agent shall distribute to each Series 2005-B Noteholder of record on the related Record Date (except for the final distribution thereon) such Series 2005-B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available pursuant to this Article III on such Payment Date to pay interest, principal and any Note Additional Amounts then due on the Series 2005-B Notes.

            (b) Payments of interest and any Note Additional Amounts on the Series 2005-B Notes due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of such Series 2005-B Note, shall be made by the Paying Agent to the Person in whose name such Series 2005-B (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date without requiring that such Series 2005-B Note be submitted for notation of payment. Any reduction in the principal amount of a Series 2005-B Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of such

Series 2005-B Note and of any Series 2005-B Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, whether or not noted thereon.

            (c) If funds are expected to be available, as provided in the Indenture and this Indenture Supplement, for payment in full of the then remaining unpaid principal amount of a Series 2005-B Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder thereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of such Series 2005-B Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York. The right of the Series 2005-B Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Series 2005-B Termination Date.

            (d) Payments made pursuant to Section 3.09(b) or 3.10(b), respectively, shall be made by wire transfer in immediately available funds to the account designated by the Issuer.

            SECTION 3.15. Exercise of Put Feature; Sale of Receivables for Accelerated Notes.

            (a) If (i) an Early Redemption Event specified in Section 4.01(3) of this Indenture Supplement occurs or (ii) the Series 2005-B Notes have been accelerated pursuant to Section 702 of the Indenture following an Event of Default, each Holder of a Series 2005-B Note may notify the Indenture Trustee that it desires to exercise the Put Feature in respect of its Series 2005-B Notes. The Put Feature shall be deemed to be exercised only if at least one of the following conditions is met:

            (i) the Holders of Series 2005-B Notes evidencing at least 90% of the Outstanding Dollar Principal Amount of the Series 2005-B Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2005-B Notes; or

            (ii) the Majority Holders of the Series 2005-B Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2005-B Notes and the net proceeds of the sale of Receivables pursuant to such exercise (as described below), plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 2005-B Notes; or

            (iii) (A) the Indenture Trustee determines that the funds to be allocated to the Series 2005-B Notes, including (1) Series 2005-B Available Interest Amounts and Series 2005-B Available Principal Amounts and (2) amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 2005-B Notes as such payments would have become due if such obligations had not been declared due and payable and (B) Holders of Series 2005-B Notes evidencing at least 66 2/3% of the Outstanding Dollar Principal Amount of the Series 2005-B Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2005-B Notes.

If the Put Feature is deemed to be exercised as provided in the preceding sentence, it shall be deemed to be exercised by all Holders of the Series 2005-B Notes, whether or not they actually give notice of their desire to exercise the Put Feature. Upon such deemed exercise of the Put Feature, the Indenture Trustee shall cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables (or interests therein) in an amount up to the Series 2005-B Nominal Liquidation Amount, plus any past due interest on the Series 2005-B Notes, plus any unpaid Note Additional Amounts. The proceeds of such sale shall be applied in accordance with Section 706 of the Indenture. The Holders of the Series 2005-B Notes shall maintain their rights in their Series 2005-B Notes until such sale proceeds have been applied in accordance with Section 706 of the Indenture and shall present their Series 2005-B Notes to the Issuer in accordance with Section 706 of the Indenture as part of their exercise of the Put Feature.

            (b) If the Nominal Liquidation Amount of the Series 2005-B Notes is greater than zero on the Legal Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Legal Maturity
      Date), the Issuer will cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables on the Legal Maturity Date in an amount up to the Series 2005-B Nominal Liquidation Amount, plus any past due interest on the Series 2005-B Notes, plus any unpaid Note Additional Amounts; it being understood for the avoidance of doubt that in no event shall the amount of Principal Receivables so sold by the Issuer exceed the Series 2005-B Nominal Liquidation Amount.

            (c) Sales proceeds received with respect to the Series 2005-B Notes pursuant to clause (b) above will be allocated in the following priority:

            (i) first, to be deposited in the Principal Funding Account, an amount up to the Adjusted Outstanding Dollar Principal Amount of the Series 2005-B Notes immediately before giving effect to such deposit; and

            (ii) second, to be deposited in the Interest Funding Account:

                  (A) an amount equal to the sum of (x) the Monthly Interest and Fees for such Payment Date, plus (y) any previously due and unpaid Monthly Interest and Fees, together with interest at the Series 2005-B Note Interest Rate on such delinquent amount, to the extent permitted by applicable law; and

                  (B) after giving effect to subclause (A) above, an amount
            equal to the sum of (x) the Note Additional Amounts for such Payment Date, plus (y) any previously due and unpaid Note Additional Amounts.

            (d) Any amount remaining on deposit in the Interest Funding Account after a sale of Receivables pursuant to this Section 3.15 and the final payment of the Series 2005-B Notes pursuant to Section 3.14, will be treated as part of the Series 2005-B Available Interest Amount.

            SECTION 3.16.  [Reserved].

            SECTION 3.17.  Excess Available Interest Amounts Sharing.

            (a) The Shared Excess Available Interest Amount allocable to Series 2005-B on any Payment Date shall be treated as part of the Series 2005-B Available Interest Amount for such Payment Date.

            (b) The Shared Excess Available Interest Amount allocable to Series 2005-B with respect to any Payment Date shall mean an amount equal to the Series 2005-B Available Interest Amount Shortfall, if any, for such Payment Date; provided, however, that if the aggregate amount of Shared Excess Available Interest Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Interest Amount Shortfall for such Payment Date, then the Shared Excess Available Interest Amount allocable to Series 2005-B on such Payment Date shall equal the product of (i) Shared Excess Available Interest Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series 2005-B Available Interest Amount Shortfall for such Payment Date and the denominator of which is the Aggregate Series Available Interest Amount Shortfall for all series of Notes for such Payment Date.

            (c) Any Shared Excess Available Interest Amount that is not required to be applied to make a payment or deposit in respect of a series of Notes shall be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to the Trust Agreement.

            SECTION 3.18. Excess Available Principal Amounts Sharing; Limited Redemption Amount Deposits.

            (a) The Shared Excess Available Principal Amount allocable to Series 2005-B on any Payment Date shall be treated as part of the Series 2005-B Available Principal Amount for such Payment Date.

            (b) The Shared Excess Available Principal Amount allocable to Series 2005-B with respect to any Payment Date shall mean an amount equal to the Series 2005-B Available Principal Amount Shortfall, if any, for such Payment Date; provided, however, that if the aggregate amount of Shared Excess Available Principal Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Principal Amount Shortfall for such Payment Date, then the Shared Excess Available Principal Amount allocable to Series 2005-B on such Payment Date shall equal the product of (i) Shared Excess Available Principal Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series 2005-B Available Principal Amount Shortfall for such Payment Date and the denominator of which is the Aggregate Series Available Principal Amount Shortfall for all series of Notes for such Payment Date.

            (c) Any Shared Excess Available Principal Amount not required to be applied to make a payment or deposit in respect of a series of Notes shall be applied as Excess Available Principal Amounts pursuant to Section 4.06 of the Sale and Servicing Agreement.

            (d) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Sale and Servicing Agreement, on each Payment Date relating to a Limited

Redemption Period with respect to the Series 2005-B Notes, any remaining Excess Available Principal Amounts to be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to Section 4.06(b)(ii) of the Sale and Servicing Agreement, shall be deposited into the Principal Funding Account on such Payment Date in an amount equal to the Limited Redemption Amount for such Payment Date; provided, however, that, if such remaining Excess Available Principal Amounts for any Payment Date is less than (i) the Limited Redemption Amount to be deposited into the Principal Funding Account in respect of the Series 2005-B Notes pursuant to this Section 3.18(d), plus (ii) the respective amounts to be deposited into the principal funding accounts in respect of all other applicable series of Notes pursuant to provisions in their indenture supplements similar to this Section 3.18(d), then such remaining Excess Available Principal Amounts shall be allocated pro rata to each such series of Notes (including the Series 2005-B Notes) in proportion to the respective amounts to be deposited into the principal funding accounts (including the Principal Funding Account) on such date. For the avoidance of doubt, each deposit of the Limited Redemption Amount into the Principal Funding Account for the Series 2005-B Notes shall be made solely pursuant to the immediately preceding sentence and, accordingly, shall be made after giving effect to (x) any sharing of Shared Excess Available Principal Amounts among each series of Notes pursuant to Section 314 of the Indenture and (y) any required deposits into the Excess Funding Account pursuant to
Section 4.06 of the Sale and Servicing Agreement. Any Excess Available Principal Amounts remaining after giving effect to this Section 3.18(d) (including provisions in all other indenture supplements similar to this Section 3.18(d)) shall be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to Section 4.06(b)(ii) of the Sale and Servicing Agreement.

            SECTION 3.19.  [Reserved].

            SECTION 3.20. Variable Accumulation Period. The Issuer, acting directly or through the Administrator, may elect, by written notice to the Indenture Trustee and the Beneficiary, to delay, from time to time, the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to the conditions set forth in this Section 3.20; provided, however, that the Accumulation Period shall commence no later than the first day of the monthly period ending immediately prior to the Series 2005-B Expected Final Payment Date. Any such election by the issuer shall be made not later than the first day of the last scheduled Monthly Period of the Revolving Period (including any prior extension of the Revolving Period pursuant to this Section 3.20). The Issuer may make such election only if the following conditions are satisfied:

            (i) the Issuer shall have delivered to the Indenture Trustee a certificate to the effect that the Issuer reasonably believes that the delay in the commencement of the Accumulation Period would not result in the Outstanding Dollar Principal Amount of the Series 2005-B Notes not being paid in full on the Series 2005-B Expected Principal Payment Date;

            (ii) the Note Rating Agencies shall have advised the Issuer that such election to delay the commencement of the Accumulation Period would not cause the rating of any class of any series of Notes then outstanding to be lowered or withdrawn; and

            (iii) the amount to be deposited in the Principal Funding Account in respect of the Controlled Accumulation Amount shall have been adjusted.

Notwithstanding anything herein or in the Indenture to the contrary, the Administrator may, on behalf of the Issuer, (i) perform all such calculations as are necessary to determine whether the Accumulation Period may be delayed pursuant to this Section 3.20 and (ii) elect to delay the Accumulation Period pursuant to this Section 3.20.

            SECTION 3.21. Payments to the Issuer. As an administrative convenience for the Issuer, the Indenture Trustee shall pay to the Seller all amounts payable or to be released hereunder to the issuer. The Issuer shall give the Indenture Trustee written instructions as to who the Seller is and where to make such payments.

            SECTION 3.22. Payment Instructions and Monthly Noteholders' Report. Notwithstanding anything in the indenture or herein to the contrary, the Issuer may amend the form of Payment Instruction for the Series 2005-B Notes and the Series 2005-B Schedule to Monthly Noteholders' Statement from time to time without the consent of the indenture trustee or any Noteholder if it receives written confirmation from each note Rating Agency that such amendment will not cause a Ratings Effect.


                                  ARTICLE IV

                           EARLY REDEMPTION OF NOTES

            SECTION 4.01. Early Redemption Events. In addition to the events identified as early redemption events in Section 1201 of the indenture, each of the following events will also be an Early Redemption Event with respect to the Series 2005-B Notes:

            (1) failure on the part of the Seller, the Servicer or DCS (if DCS is no longer the Servicer), as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of the Sale and Servicing Agreement or the Receivables Purchase Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made therein, or (ii) to deliver a Monthly Noteholders' Statement or Payment Instruction within five Business Days of the day such item is due to be delivered under the Indenture, or (iii) duly to observe or perform in any material respect the covenant of the Seller set forth in
      Section 2.06(a) of the Sale and Servicing Agreement or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer, as the case may be, set forth in the Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure in the case of this subclause (iv) continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Indenture Trustee;

            (2) any representation or warranty made by DCS in the Receivables Purchase Agreement or the Seller in the Sale and Servicing Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the

      Seller pursuant to Section 2.01, 2.05, 2.07 or 2.08 of the Sale and Servicing Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Indenture Trustee and (ii) as a result of such incorrectness the interests of the Series 2005-B Noteholders are materially and adversely affected; provided, however, that an Early Redemption Event with respect to the Series 2005-B Notes shall not be deemed to have occurred under this clause (2) if the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Sale and Servicing Agreement;

            (3) the occurrence of an Insolvency Event with respect to the Seller, DCS or DaimlerChrysler;

            (4) a failure by the Seller to convey Receivables in Additional Accounts to the Issuer within five Business Days after the day on which it is required to convey such Receivables pursuant to the Sale and Servicing Agreement;

            (5) on any Payment Date, the Primary Overcollateralization Amount for such Payment Date is reduced to an amount less than the Required Primary Overcollateralization Amount on that Payment Date after giving effect to the distributions to be made on such Payment Date; provided that, for the purpose of determining whether an Early Redemption Event has occurred pursuant to this clause (5), any reduction of the Primary Overcollateralization Amount resulting from reallocations of the Series 2005-B Available Principal Amount to pay interest on the Series 2005-B Notes in the event the Series 2005-B Note Interest Rate is equal to or greater than the prime rate upon which interest on the Receivables is calculated will be considered an Early Redemption Event only if the Series 2005-B Note Interest Rate remains equal to or greater than such prime rate for the next 30 consecutive days;

            (6) any Service Default occurs;

            (7) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on that last day;

            (8) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

            (9) the Outstanding Dollar Principal Amount of the Series 2005-B Notes is not repaid by the Series 2005-B Expected Principal Payment Date;

            (10) the Seller or the Issuer becomes an investment company within the meaning of the Investment Company Act of 1940;

            (11) the occurrence of an Event of Default with respect to the Series 2005-B Notes; and

            (12) the occurrence of a CP Disruption Event.

            Notwithstanding the foregoing in this Section 4.01, in the case of any event described in clause (1), (2) or (6) above, an Early Redemption Event with respect to Series 2005-B will be deemed to have occurred only if, after the applicable grace period described in such clause, if any, either the Indenture Trustee or Series 2005-B Noteholders holding Series 2005-B Notes evidencing more than 50% of the Outstanding Dollar Principal Amount of the Series 2005-B Notes by written notice to the Seller, the Servicer and the Indenture Trustee, if given by Series 2005-B Noteholders, declare that an Early Redemption Event with respect to the Series 2005-B Notes has occurred as of the date of that notice. In the case of any Early Redemption Event described in clause (3), (4), (5), (7), (8), (9), (10), (11) or (12) above, an
Early Redemption Event with respect to the Series 2005-B Notes shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2005-B Noteholders immediately upon the occurrence of such event.

            Notwithstanding the foregoing in this Section 4.01, if (x) an Early Redemption Period results from the failure by DCWR to convey Receivables in Additional Accounts to the Issuer, as described in clause (4) above during the Revolving Period, (y) no other Early Redemption Event that has not been cured or waived in accordance with the Indenture has occurred and (z) each Note Rating Agency has confirmed that recommencing the Revolving Period will not cause a Ratings Effect, then the Early Redemption Period resulting from such failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables in Additional Accounts to the Issuer; provided that the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred.

            Notwithstanding the foregoing in this Section 4.01, if an Early Redemption Event (other than an Early Redemption Event specified in clause (3) or (10) above) has occurred and the scheduled termination of the Revolving Period has not occurred, the Indenture Trustee shall request from Standard & Poor's a confirmation that such Early Redemption Event will not cause a Ratings Effect. If the Indenture Trustee receives such confirmation and the Majority Holders of Series 2005-B Notes consent to the recommencement of the Revolving Period, the related Early Redemption Period shall terminate and the Revolving Period shall recommence so long as (i) no other Early Redemption Event with respect to the Series 2005-B Notes that has not been cured or waived in accordance with the Indenture has occurred and (ii) the scheduled termination date of the Revolving Period has not occurred.

            Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Indenture Supplement or the Indenture, if the Early Redemption Period that is terminated pursuant to the immediately preceding paragraph shall have arisen solely as a result of the occurrence of an Early Redemption Event specified in clause (12) of this
Section 4.01, then the amount of any Principal Collections allocated to Series 2005-B pursuant to Section 502 of the Indenture that is on deposit in the Collection Account and/or the Principal Funding Account as of the termination date of such Early Redemption Period shall, to the extent such funds were deposited in such accounts solely as a result of such Early Redemption Event, be released to the Issuer for distribution in respect of the Seller's Certificates on such termination date (or as soon as practicable thereafter); provided, however, that: (i) prior to any such release to the Issuer, any portion of such funds allocable to amounts that were withdrawn from the Excess Funding Account pursuant to Section 3.08(c) hereof, shall be re-deposited into the Excess Funding Account and (ii) if, after giving effect to any such release to the Issuer, the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Issuer on such date) would be less than the Aggregate Series Nominal Liquidation Amount, the remaining funds otherwise to be released shall be retained in the Collection Account and included as part of the Unallocated Principal Collections held therein.


                                   ARTICLE V

                           ACCOUNTS AND INVESTMENTS

            SECTION 5.01.  Accounts.

            (a) Accounts; Deposits to and Distributions from Accounts. On or before the Issuance Date, the Indenture Trustee will cause to be established and maintained two Qualified Accounts denominated as follows: the "Interest Funding Account" and the "Principal Funding Account" (collectively, the "Series 2005-B Accounts") in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-B Noteholders. The Series 2005-B Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2005-B Noteholders. If, at any time, the institution holding any Series 2005-B Account ceases to be a Qualified Institution, the Issuer will within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Note Rating Agency may consent) establish a new applicable Series 2005-B Account, that is a Qualified Account and shall transfer any cash and/or investments to such new Series 2005-B Account. From the date such new Series 2005-B Account is established, it will be a Series 2005-B Account, bearing the name of the Series 2005-B Account it has replaced.

            (b) All payments to be made from time to time by the Indenture Trustee to Series 2005-B Noteholders out of funds in the Series 2005-B Accounts pursuant to this Indenture Supplement will be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon on the applicable Interest Payment Date or Principal Payment Date but only to the extent of funds in the applicable Series 2005-B Account or as otherwise provided in
Article III.

                                  ARTICLE VI

                              OPTIONAL REDEMPTION

            SECTION 6.01. Redemption Price. Notwithstanding anything to the contrary in Section 1202 of the Indenture, the redemption price payable by the issuer in connection with an optional redemption of the Series 2005-B Notes in whole pursuant to said section of the indenture shall equal the Outstanding Dollar Principal Amount of the Series 2005-B Notes, plus interest accrued and unpaid to but excluding the date of redemption, plus all unpaid Note Additional Amounts, if any.


                                  ARTICLE VII

                          ADDITIONAL ISSUER COVENANTS

            SECTION 7.01.  Covenants.

            (a) For the avoidance of doubt, the Issuer, and its agents acting on its behalf, hereby agree for so long as the Series 2005-B Notes shall remain outstanding that, in connection with the issuance of the Series 2005-B Notes, the Issuer shall only engage in the following activities:

            (i) to enter into and perform its obligations, and exercise its rights, under the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Trust Agreement, the Administration Agreement, the Program Amendment Agreement, the Indenture, the Indenture Supplements (including this Indenture Supplement), the "derivative instruments" (as defined in the Indenture) and the underwriting, placement and/or purchase agreements with respect to the Notes (including the Note Purchase Agreement), together with all such other documents, fee letters and certificates delivered in connection herewith or therewith (collectively, the "Transaction Documents");

            (ii) to purchase Receivables and the related Collateral Security with respect thereto pursuant to the terms of the Sale and Servicing Agreement and to finance such purchases through the issuance of Notes;

            (iii) to enter into and perform its obligations under "derivative instruments" (as defined in the Indenture), if any; provided that if the Issuer enters into any derivative instrument in connection with its issuance of the Series 2005-B Notes:

                  (A) such derivative instrument shall be entered into only at the time of issuance of the Series 2005-B Notes;

                  (B) the terms of such derivative instrument shall not
            require active decisions by the Issuer as to whether or not to take a particular course of action (other than decisions relating to the servicing of the Receivables);

                  (C) during the term of such derivative instrument the
            notional amount of such derivative instrument shall not be expected to exceed the Stated Principal Amount of the Series 2005-B Notes;

                  (D) such derivative instrument shall have characteristics
            that relate to and partly or fully but not excessively counteract some risk or risks associated with the Series 2005-B Notes or the Receivables or Permitted Investments; and

                  (E) the Issuer shall not dispose of such derivative
            instrument prior to its original termination date unless a "Termination Event" or "Additional Termination Event", each as defined in such derivative instrument, has occurred;

            (iv) to hold or own (A) its rights under the Sale and Servicing Agreement and the other Transaction Documents, (B) nonfinancial assets (including any Collateral Security) received in connection with collection efforts in respect of the Receivables and (C) cash collected on the Receivables, Collateral Security and Permitted Investments purchased with such cash pending application of such cash in accordance with the Transaction Documents;

            (v) to apply in accordance with the Transaction Documents the cash collected on the Receivables acquired by the Issuer; provided that any limited redemption of the Series 2005-B Notes by the Issuer shall be paid only from such cash collections on the Receivables in accordance with this Indenture Supplement and the other Transaction Documents, as applicable;

            (vi) to dispose of the Receivables acquired by the Issuer in accordance with the Transaction Documents, including dispositions (A) pursuant to the Sale and Servicing Agreement upon certain breaches of representations or warranties or in connection with realizing on defaulted Receivables, (B) pursuant to the Sale and Servicing Agreement in connection with a removal of Accounts, (C) pursuant to the Indenture and the related Indenture Supplement in connection with an optional redemption by the Issuer of a series or class of Notes, (D) pursuant to the Indenture and the related Indenture Supplement upon the exercise of the Put Feature of a series or class of Notes or otherwise following the occurrence of an Event of Default with respect to such series or class and (E) pursuant to the Indenture in connection with a consolidation or merger of the Issuer; and

            (vii) to do such other acts as are necessary or helpful to engage in any activity described in any of clauses (i) through (vi).

            (b) The parties hereto shall not amend or otherwise modify Section 7.01(a) or this Section 7.01(b) if such amendment or modification would significantly change (within the meaning of paragraph 35b of Statement of Financial Accounting Standards No. 140 of the Financial Accounting Standards Board) any of the activities specified in Section 7.01(a), unless the Majority Holders of the Series 2005-B Notes consent to such amendment or modification. The Issuer shall promptly notify Standard & Poor's in writing of any amendment or modification of Section 7.01(a) or this Section 7.01(b) requiring the consent of the Majority Holders of the Series 2005-B Notes.

            (c) The agreements contained in this Section 7.01 are to comply with certain provisions required in order to qualify the Issuer as a "qualifying special purpose entity" within the meaning of the Statement of Financial Accounting Standards No. 140.

            (d) If there is a conflict between the activities permitted under
Section 7.01(a) and any other provision of the Transaction Documents that is applicable to the Series 2005-B Notes, Section 7.01(a) shall control.


                                     * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.


                        DAIMLERCHRYSLER MASTER OWNER TRUST,

                        By: DaimlerChrysler Wholesale Receivables LLC,
                            as Beneficiary and not in its individual capacity


                        By:  /s/ M. L. Davis
                           --------------------------------------------------
                           Name:  M. L. Davis
                           Title: Assistant Controller


                        THE BANK OF NEW YORK,
                           as Indenture Trustee and not in its individual capacity


                        By:  /s/ John Bobko
                           --------------------------------------------------
                           Name:   John Bobko
                           Title:  Vice President

                                                                     EXHIBIT A
                                                                     ---------
                         [FORM OF] SERIES 2005-B NOTE

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE AND INDENTURE SUPPLEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER OR DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

            THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC FOR APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

            BY ACCEPTING AN INTEREST IN THIS NOTE, EACH OWNER OR HOLDER OF SUCH INTEREST SHALL BE DEEMED TO REPRESENT THAT EITHER (A) IT IS NOT ACQUIRING SUCH INTEREST WITH THE ASSETS OF AN "EMPLOYEE BENEFIT PLAN" SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A "PLAN" DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN "EMPLOYEE BENEFIT PLAN" OR "PLAN" IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE OR (B) ITS PURCHASE AND HOLDING OF SUCH INTEREST WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

REGISTERED                                             Up to $1,500,000,000(1)
No. __


                      DAIMLERCHRYSLER MASTER OWNER TRUST

      VARIABLE FUNDING AUTO DEALER LOAN ASSET BACKED NOTES, SERIES 2005-B

            DaimlerChrysler Master Owner Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___________________________, or registered assigns, subject to the following provisions, a principal sum of ______________________________ DOLLARS ONLY, or such lesser amount equal to the Initial Dollar Principal Amount allocable to this Note, plus the aggregate amount of all Note Increases advanced under this Note, less all principal as shall have been repaid in respect of this Note, in each case as determined in accordance with the Indenture and the Indenture Supplement (each referred to herein), on the July 2007 Interest Payment Date (the "Expected Principal Payment Date"), except as otherwise provided below or in the Indenture or the Indenture Supplement; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the July 2009 Interest Payment Date (the "Legal Maturity Date"). The principal amount of this Note, together with the principal amount of all other outstanding Notes of the same series, shall not exceed $1,500,000,000, or such lesser amount determined in accordance with the Indenture Supplement (the "Maximum Dollar Principal Amount"). On each Interest Payment Date, the Issuer will pay (i) interest on the outstanding principal of this Note at the rates and in the amounts determined in accordance with the Indenture Supplement and (ii) any Note Additional Amounts (as defined in the Indenture Supplement) owed on this Note. Such principal of and interest, and any Note Additional Amounts, owed on this Note shall be paid in the manner specified on the reverse hereof and in the Indenture Supplement.

            The principal of and interest, and any Note Additional Amounts, owed on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.




---------------------------
(1) In denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.



                        DAIMLERCHRYSLER MASTER OWNER TRUST,
                        as Issuer

                        By:   DAIMLERCHRYSLER WHOLESALE
                              RECEIVABLES LLC, not in its individual capacity but solely as Beneficiary under the Trust Agreement


                        By:   CHRYSLER FINANCIAL RECEIVABLES CORPORATION,
                              a member


                        By:____________________________________
                        Name:
                        Title:



                        Date:   _____________________


               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee



                              By:____________________________________
                              Name:
                              Title:



                              Date: _____________________

                               [REVERSE OF NOTE]

            This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Variable Funding Auto Dealer Loan Asset Backed Notes, Series 2005-B (the "Notes" or "Series 2005-B Notes"), all issued under an Amended and Restated Indenture, dated as of December 16, 2004 (as amended, restated and supplemented from time to time, the "Indenture"), as supplemented by the Series 2005-B Indenture Supplement, dated as of July 1, 2005 (as amended, restated and supplemented from time to time, the "Indenture Supplement"), each between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement.

            The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

            Principal of the Notes will be payable on the Expected Principal Payment Date in an amount described on the face hereof. Upon the occurrence of certain events specified in the Indenture or the Indenture Supplement, payments of principal of the Notes may be made prior to or after the Expected Principal Payment Date.

            The holder of this Note may, in its discretion, enter on Schedule A hereto a notation with respect to (i) each increase in the Outstanding Dollar Principal Amount hereof resulting from a Note Increase under the Indenture Supplement and the Note Purchase Agreement, specifying therein the date and principal amount of such increase and (ii) each payment and repayment of principal hereof. The failure of the holder of this Note to make any such notation on Schedule A hereto shall not limit or otherwise affect the obligation of the Issuer to repay the principal amount of this Note in accordance with the terms of the Indenture and the Indenture Supplement.

            As described above, the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes may be due and payable following an Event of Default in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of not less than a majority of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

            On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of the Series 2005-B Notes is reduced to less than 10% of the Initial Dollar Principal Amount of the Series 2005-B Notes, the Servicer has the right, but not the obligation, to cause the Issuer to redeem the Series 2005-B Notes in whole but not in part, pursuant to Section 1202 of the Indenture (as amended by Section 6.01 of the Indenture Supplement) equal to the Outstanding Dollar Principal Amount of the Series 2005-B Notes, plus interest accrued and unpaid to but excluding the date of redemption, plus all unpaid Note Additional Amounts.

            Subject to the terms and conditions of the Indenture, the Beneficiary may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more series or classes of notes.

            On each Payment Date, the Paying Agent shall distribute to each Series 2005-B Noteholder of record on the related Record Date (except for the final distribution thereon) such Series 2005-B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available pursuant to Article III of the Indenture Supplement on such Payment Date to pay interest, principal and any Note Additional Amounts then due on the Series 2005-B Notes.

            Payments of interest and any Note Additional Amounts on the Series 2005-B Notes due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of such Series 2005-B Note, shall be made by the Paying Agent to the Person in whose name such Series 2005-B (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date without requiring that such Series 2005-B Note be submitted for notation of payment. Any reduction in the principal amount of a Series 2005-B Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of such Series 2005-B Note and of any Series 2005-B Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, whether or not noted thereon.

            If funds are expected to be available, as provided in the Indenture and the Indenture Supplement, for payment in full of the then remaining unpaid principal amount of a Series 2005-B Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder thereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of such Series 2005-B Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York. The right of the Series 2005-B Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Series 2005-B Termination Date.

            As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

            Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that it will not at any time institute against DaimlerChrysler Wholesale Receivables LLC or the Issuer, or join in any institution against DaimlerChrysler Wholesale Receivables LLC or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Derivative Agreement.

            Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than a majority of the Outstanding Dollar Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more

Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

            The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

            The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

            THIS NOTE AND THE INDENTURE AND THE INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest, and any Note Additional Amounts, owed on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

            No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  SCHEDULE A

                          INCREASES AND DECREASES IN
                      OUTSTANDING DOLLAR PRINCIPAL AMOUNT


            The initial Outstanding Dollar Principal Amount of this Note is $________

            The following increases and decreases in Outstanding Dollar
Principal Amount of this Note have been made:


                     Increase or decrease in      Outstanding Dollar
                     Outstanding Dollar           Principal Amount of this        Notation made by
Date of increase     Principal Amount of this     Note following such             or on behalf of the
or decrease          Note                         increase or decrease            Issuer


--------------------- --------------------------- ------------------------------- ----------------------

--------------------- --------------------------- ------------------------------- ----------------------

--------------------- --------------------------- ------------------------------- ----------------------

--------------------- --------------------------- ------------------------------- ----------------------

--------------------- --------------------------- ------------------------------- ----------------------

--------------------- --------------------------- ------------------------------- ----------------------


                                  ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee

---------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:______________________________      ____________________________________*
                                                 Signature Guaranteed:





------------------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                     EXHIBIT B
                                                                     ---------

                            [FORM OF] SERIES 2005-B
                        SCHEDULE TO PAYMENT INSTRUCTION





DAIMLERCHRYSLER MASTER OWNER TRUST:
Reconciliation of Cash Flows
Collection Period: __________ through __________
Accrual Period: __________ through __________
Payment Date: __________

                                                              DCMOT
                                                              2005-B
                                                        ------------------
AMOUNTS AVAILABLE FOR DISBURSEMENT

Interest Collections
Recoveries on Defaulted Receivables
Investment Income on Collection Account
PFA Earnings
PFA Earnings Shortfall
Series EFA Earnings
Principal Collections
Miscellaneous Payments
Balance in Principal Funding Account
Balance in Excess Funding Account
Other Adjustments
                                                        ------------------

                          Total Available
                                                        ==================

AMOUNTS DISBURSED

Monthly Interest and Fees due to
Noteholders
Note Additional Amounts due to
Noteholders
Principal due to Noteholders
Principal to Principal Funding Accounts
Principal to Excess Funding Account
Series Servicing Fees
Excess Avail Interest Amount to Seller
Excess Avail Principal Amount to Seller
Excess Funding Account Balance to Seller
Other Adjustments
                                                        ------------------

                          Total Disbursements
                                                        ==================

                                Proof
                                                        ==================


NET FUNDS TRANSFER TO/(FROM) BNY:

                                                        ==================


                                                                                                                    EXHIBIT C
                                                                                                                    ---------

                                                   [FORM OF] SERIES 2005-B
                                          SCHEDULE TO MONTHLY NOTEHOLDERS' STATEMENT


DaimlerChrysler Master Owner Trust - SERIES 2005-B
Collection Period: _________ through _________
Payment Date: _________
                                                               Expected Final             Accumulation           Early Redem
Amounts owed on Notes on Current Payment Date                   Payment Date                 Period                 Period
---------------------------------------------                   ------------                 ------                 ------
Outstanding Dollar Principal Amount of Notes
Maximum Dollar Principal Amount of Notes
Total principal to be paid on Notes
      per $1,000 of Notes
                                                               Days in Accrual         Note Interest Rate
                                                               ---------------         ------------------
Total interest to be paid on Notes
      per $1,000 of Notes

Series Nominal Liquidation Amount and Series Required Participation Amount at End of Current Payment Date
---------------------------------------------------------------------------------------------------------
NLA of Notes as of prior payment date
Reimbursements of NLA Deficit since prior payment date
Reallocated Principal Collections since prior payment date
Investor Charge-Offs since prior payment date
PFA deposit since prior payment date
EFA deposit since prior payment date
EFA withdrawal since prior payment date
Note Increase since prior payment date
                                                               -----------------
      NLA of Notes

Overcollateralization Percentage of NLA of Notes
Cumulative reimbursements of OC Amount Deficit since issuance
Cumulative reallocated Principal Collections since issuance
Cumulative Investor Charge-Offs since issuance
                                                               -----------------
      Primary OC Amount
Is Primary OC Amt < Required Primary OC Amt?

Ineligible Receivables allocated to Series
Overconcentration Amount allocated to Series
                                                               -----------------
      Incremental OC Amount

Series Nominal Liquidation Amount
Seller's Required Participation Amount
                                                               -----------------
Series Required Participation Amount

Interest Collections
--------------------                                               Total Pool         Series Alloc %          Series Allocation
                                                                   ----------         --------------          -----------------
Collections of Interest                                                         x                     =
Recoveries on Defaulted Receivables                                             x                     =
Investment Income from Collection Account                                       x                     =
                                                               -----------------                          -------------------------
      Total Interest Collections




                                                                C-1



Series Share of Interest Collections
PFA Earnings (if any)
PFA Earnings Shortfall (if any)
Series EFA Earnings (if any)
Shared Excess Avail Interest Amts from other series (if needed)
                                                                              -----------------
      Series Available Interest Amount

Application of Series Available Interest Amount per Section 3.01 of Indenture Supplement
----------------------------------------------------------------------------------------
Monthly Interest and Fees due on Notes (for deposit in IFA)
Series Servicing Fee to DCS
To cover Series Investor Default Amount
To cover prior NLA Deficit (if any)
To cover prior OC Amount Deficit (if any)
Note Additional Amounts due on Notes (for deposit in IFA)
Previously waived Series Servicing Fee (if any)
Amt to be shared with other series (if needed)
                                                               -----------------
      Excess Series Available Interest Amount

Deposit in IFA from Series Available Interest Amount
Receivables Sale Proceeds (if any) for deposit in IFA
Deposit in IFA from reallocated Principal Collections
                                                               -----------------
      Total amount to be deposited in IFA

Principal Collections and Investor Default Amount                Total Pool         Series Alloc %          Series Allocation
-------------------------------------------------                ----------         --------------          -----------------
Collections of Principal                                                        x                     =
Miscellaneous Payments (if any)                                                 x                     =
Losses from Defaulted Dealers                                                   x                     =

Series Share of Principal Collections
Series Share of Miscellaneous Payments
Reallocated interest to cover Series Investor Default Amt
Reallocated interest to cover prior NLA Deficit
Reallocated interest to cover prior OC Amount Deficit
Shared Excess Avail Principal Amts from other series (if needed)
                                                               -----------------
      Series Available Principal Amount

Application of Series Available Principal Amount per Section 3.05 of Indenture Supplement
-----------------------------------------------------------------------------------------
To cover shortfalls in Monthly Interest and Fees on Notes (for deposit in IFA)
Deposit in PFA if in Accumulation or Early Redemption Period
Amt to be shared with other series (if needed)
Amt to be deposited in EFA
Deposit in PFA if in Limited Redemption Period
                                                               -----------------
      Excess Series Available Principal Amount

Deposit in PFA from Series Available Principal Amount
Receivables Sale Proceeds (if any) for deposit in PFA
EFA withdrawal for deposit in PFA
                                                               -----------------
      Total amount to be deposited in PFA


                                                                     EXHIBIT D
                                                                     ---------

                      [FORM OF] TRANSFEROR CERTIFICATION


                                    [DATE]


DaimlerChrysler Master Owner Trust
c/o DaimlerChrysler Wholesale Receivables LLC, as Beneficiary
27777 Inkster Road
Farmington Hills, Michigan  48334
Attention:  Assistant Secretary

The Bank of New York
as Indenture Trustee and Note Registrar
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Department

      Re:   $1,500,000,000 Maximum Dollar Principal Amount of
            DaimlerChrysler Master Owner Trust,
            Variable Funding Auto Dealer Loan Asset Backed Notes, Series 2005-B
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above-referenced Notes (the "Notes"), we certify that (1) we understand that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and is being transferred by us in a transaction that is exempt from the registration requirements of the Securities Act and (2) we have not offered or sold the Notes to, or solicited offers to buy the Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act.

                                   Very truly yours,

                                   [NAME OF TRANSFEROR]



                                   By:___________________________
                                   Name:
                                   Title:

                                                                     EXHIBIT E
                                                                     ---------

                          [FORM OF] INVESTMENT LETTER


                                    [DATE]


DaimlerChrysler Master Owner Trust
c/o DaimlerChrysler Wholesale Receivables LLC, as Beneficiary
27777 Inkster Road
Farmington Hills, Michigan  48334
Attention:  Assistant Secretary

The Bank of New York
as Indenture Trustee and Note Registrar
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Department

      Re:   $1,500,000,000 Maximum Dollar Principal Amount of
            DaimlerChrysler Master Owner Trust,
            Variable Funding Auto Dealer Loan Asset Backed Notes, Series 2005-B
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above-referenced Notes (the "Notes"), we certify that:

            (1) We understand that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

            (2) Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

            (3) We (and any account for which we are purchasing under paragraph (5) below) are an institutional "accredited investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

            (4) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (5) below) are able to bear the economic risk of an investment in the Notes.

            (5) We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

            (6) We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available.

            (7) We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless we have executed and delivered to you a Transferor Certification, substantially in the form attached as Exhibit D to the Indenture Supplement (as defined below), and either:

                  (a) the transferee has executed and delivered to you a
            letter, substantially to the same effect as this Investment
            Letter; or

                  (b) the Notes are transferred pursuant to Rule 144A under
            the Securities Act and the transferee has executed and delivered to you a Rule 144A Letter, substantially in the form attached as Exhibit F to the Indenture Supplement; or

                  (c) if the Notes are transferred in any other transaction
            that does not require registration under the Securities Act, there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Issuer, the Indenture Trustee or the Note Registrar; provided, however, that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction.

            (8) We understand that the Notes will bear a legend to substantially the following effect:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE AND INDENTURE SUPPLEMENT REFERRED TO HEREIN."

      This legend may be removed if the Issuer, the Indenture Trustee and the Note Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that the legend may be removed.

            (9) We agree to, indemnify the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if any transfer of the Notes to us or by us is not exempt from the registration requirements under the Securities Act or the applicable state securities laws.

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Indenture, dated as of December 16, 2004 (as amended, restated and supplemented from time to time, the "Indenture"), as supplemented by the Series 2005-B Indenture Supplement, dated as of July 1, 2005 (as amended, restated and supplemented from time to time, the "Indenture Supplement"), each between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee").

                                   Very truly yours,

                                   [NAME OF TRANSFEREE]



                                   By:____________________________
                                   Name:
                                   Title:

                                                                     EXHIBIT F
                                                                     ---------

                          [FORM OF] RULE 144A LETTER


                                    [DATE]


DaimlerChrysler Master Owner Trust
c/o DaimlerChrysler Wholesale Receivables LLC, as Beneficiary
27777 Inkster Road
Farmington Hills, Michigan  48334
Attention:  Assistant Secretary

The Bank of New York
as Indenture Trustee and Note Registrar
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Department

      Re:   $1,500,000,000 Maximum Dollar Principal Amount of
            DaimlerChrysler Master Owner Trust,
            Variable Funding Auto Dealer Loan Asset Backed Notes, Series 2005-B
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above-referenced Notes (the "Notes"), we certify that:

            (1) We understand that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

            (2) Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

            (3) We (and any account for which we are purchasing under paragraph (4) below) are a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act), and are aware that the sale to us is being made in reliance on Rule 144A.

            (4) We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

            (5) We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available.

            (6) We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless we have executed and delivered to you a Transferor Certification, substantially in the form attached as Exhibit D to the Indenture Supplement (as defined below), and either:

                  (a) the Notes are transferred pursuant to Rule 144A under
            the Securities Act and the transferee has executed and delivered to you a Rule 144A Letter, substantially in the form attached as Exhibit F to the Indenture Supplement; or

                  (b) if the Notes are transferred in any other transaction
            that does not require registration under the Securities Act, there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Issuer, the Indenture Trustee or the Note Registrar; provided, however, that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction.

            (7) We understand that the Notes will bear a legend to substantially the following effect:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE AND INDENTURE SUPPLEMENT REFERRED TO HEREIN."

      This legend may be removed if the Issuer, the Indenture Trustee and the Note Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that the legend may be removed.

            (8) We agree to, indemnify the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if any transfer of the Notes to us or by us is not exempt from the registration requirements under the Securities Act or the applicable state securities laws.

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Indenture, dated as of December 16, 2004 (as amended, restated and supplemented from time to time, the "Indenture"), as supplemented by the Series

2005-B Indenture Supplement, dated as of July 1, 2005 (as amended, restated and supplemented from time to time, the "Indenture Supplement"), each between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee").

                                   Very truly yours,

                                   [NAME OF TRANSFEREE]



                                   By:____________________________
                                   Name:
                                   Title:

         THIS DOCUMENT IS NOT PART OF THE SERIES 2005-B INDENTURE SUPPLEMENT


                  Certain Definitions Incorporated by Reference into
                    the Series 2005-B Indenture Supplement


All references below to "this Agreement", "hereof", "herein" and "hereunder" and words of similar import refer to the Note Purchase Agreement dated as of July 6, 2005 (the "Series 2005-B Note Purchase Agreement"), among DaimlerChrysler Master Owner Trust (the "Issuer"), DaimlerChrysler Wholesale Receivables LLC, as seller (in such capacity, the "Seller"), DaimlerChrysler Services North America LLC, as servicer (in such capacity, the "Servicer"), the Purchasers party thereto from time to time and Barclays Bank PLC, as administrative agent (together with its successors in such capacity, the "Administrative Agent"). All subsection references below are to the Series 2005-B Note Purchase Agreement.


            "Adjusted Eurodollar Rate" shall mean, for any Interest Period or portion thereof, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equivalent to the rate determined pursuant to the following formula:

      Adjusted Eurodollar Rate                     LIBOR Rate
                                    =      ---------------------------
                                          1-LIBOR Reserve Percentage

on the first day of such Interest Period or the applicable portion thereof.

            "Alternate Rate" shall mean, for any Interest Period, an interest rate per annum equal to 0.25% per annum above the Adjusted Eurodollar Rate for such Interest Period; provided that (i) if the Alternate Rate becomes applicable with respect to a Purchaser and any portion of such Purchaser's Percentage Interest of the Outstanding Dollar Principal Amount without at least three Business Days prior notice, then the "Alternate Rate" applicable to such portion of the Outstanding Dollar Principal Amount for each day prior to the third Business Day following the date of such notice on which the Alternate Rate is so applicable shall be the Base Rate, or such other rate as may be agreed to by such Purchaser and the Issuer; (ii) to the extent that the Alternate Rate is applicable with respect to a Purchaser, if it shall become illegal or unlawful for such Purchaser (or its applicable funding source) to obtain funds in the London interbank market in order to make, fund or maintain its interest in the related Notes hereunder for any Interest Period or deposits in Dollars (in the applicable amounts) are not being offered by such Purchaser (or its applicable funding source) in the London interbank market, or if such Purchaser shall have notified the Administrative Agent that the Adjusted Eurodollar Rate will not accurately reflect such Purchaser's (or its applicable funding source's) cost of funding the related Notes, then the "Alternate Rate" for such Purchaser for such Interest Period shall be calculated using an interest rate per annum equal to the Base Rate; and (iii) while an Early Redemption Event or an Event of Default is continuing, the "Alternate Rate" for any Interest Period shall be the Base Rate plus 2.0% per annum.

            "Base Rate" shall mean, for any day, the higher of (i) the base commercial lending rate per annum announced from time to time by the Administrative Agent in New York in effect on such day, or (ii) the interest rate per annum quoted by the Administrative Agent at approximately 11:00 a.m., New York City time, on such day, to dealers in the New York Federal funds market for the overnight offering of Dollars by the Administrative Agent plus 0.50%.

            "Commercial Paper Notes" shall mean, with respect to a Purchaser, the short-term promissory notes (including any such notes the maturity of which, by the terms of such notes, may be extended for a period not to exceed 390 days from original issuance), issued by such Purchaser which are allocated at the time of determination by such Purchaser to funding its purchase or maintenance of its Percentage Interest of the Outstanding Dollar Principal Amount hereunder.

            "Commercial Paper Rate" shall mean, with respect to a Purchaser, the rate identified as its "Commercial Paper Rate" in the Supplemental Fee Letter.

            "Estimated Interest Adjustment" has the meaning specified in subsection 2.3(i) of this Agreement.

            "Facility Fee" shall mean the ongoing fees payable to Purchasers in respect of the purchase facility set forth in this Agreement, in the amounts and on the dates set forth in the Supplemental Fee Letter.

            "LIBOR Rate" shall mean, with respect to any Interest Period (or portion thereof), the rate per annum shown on Telerate Page 3750 as the composite offered rate for London interbank deposits for a period equal to such Interest Period (or portion thereof), as shown under the heading "USD" as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period (or portion thereof); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to such Interest Period (or portion thereof) are displayed on page "LIBOR" of the Moneyline Telerate Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum reported by a replacement quotation service mutually agreeable to the Administrative Agent and the Seller; provided further that if the LIBOR Rate is not established for any such Interest Period as otherwise provided above, the LIBOR Rate for such Interest Period shall equal the Base Rate as in effect at such time.

            "LIBOR Reserve Percentage" shall mean, with respect to any Interest Period or portion thereof, a percentage (expressed as a decimal) equal to the weighted average of the percentages in effect during such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board (or any successor thereto) which prescribes reserve requirements applicable to "Eurocurrency liabilities" as currently defined in Regulation D.

            "London Business Day" means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

            "Monthly Interest and Fees" shall mean, for any Interest Period, the sum of (i) interest on the Outstanding Dollar Principal Amount for the Interest Period ended on the day prior to such Payment Date computed pursuant to subsection 2.3(a) [i.e., based on the Commercial Paper Rate] or 2.3(b) [i.e., based on the Alternate Rate], as applicable, and subsection 2.3(f), plus (ii) any Estimated Interest Adjustment for the immediately preceding Interest Period, plus (iii) the Program Fee with respect to such Interest Period, plus (iv) the Facility Fee with respect to such Interest Period.

            "Note Additional Amounts" shall mean on any date of determination, the sum of any amounts then due and payable by the Issuer (determined without regard to limitations on the sources of payment thereof) pursuant to this Agreement, other than Monthly Interest and Fees and the Outstanding Dollar Principal Amount.

            "Owners" shall mean the Purchasers that are owners of record of the Notes or, with respect to any Note held by the Administrative Agent hereunder as nominee on behalf of any Purchaser, the Purchasers that are beneficial owners of such Note as reflected on the books of such Administrative Agent.

            "Percentage Interest" shall mean, for a Purchaser on any day, the percentage equivalent of (a) the sum of (i) the portion of the Initial Dollar Principal Amount (if any) purchased by such Purchaser, plus (ii) the aggregate portion of Note Increases (if any) purchased by such Purchaser prior to such day pursuant to Section 2.05(a) of the Indenture Supplement, plus (iii) any portion of the Outstanding Dollar Principal Amount acquired by such Purchaser as an Assignee from another Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, minus (iv) the aggregate amount of principal payments made to such Purchaser prior to such day, minus (v) any portion of the Outstanding Dollar Principal Amount assigned by such Purchaser to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, divided by
(b) the aggregate Outstanding Dollar Principal Amount on such day.

            "Program Fee" has the meaning specified in subsection 2.3(c) of this Agreement.

            "Program Fee Rate" shall mean the applicable rate or rates identified as the "Program Fee Rate" in the Supplemental Fee Letter.

            "Purchaser" shall mean any Purchaser which is designated as a Purchaser on the signature pages hereto or in the Transfer Supplement pursuant to which it became a party to this Agreement.

            "Supplemental Fee Letter" shall mean the letter agreement designated therein as the Supplemental Fee Letter and then in effect, among the Issuer, the Seller, the Administrative

Agent and the Purchasers, as such letter agreement may be amended or otherwise modified from time to time.

            "Telerate Page 3750" shall mean the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).